Company Contact:	Investor Contact:
Sal Quadrino, CFO	Joe Zappulla
TACT	Wall Street Consultant Corp.
732-499-8228	212-681-4100
squadrino@tact.com	jzappulla@wallstreetir.com

The A Consulting Team Reports Third Quarter Financial Results

Conference Call Scheduled for Today at 11:00 a.m.

NEW YORK, November 9, 2006 – The A Consulting Team, Inc. ("TACT") (Nasdaq Capital Market: TACX), an IT and Business Process Outsourcing (BPO) services provider to Fortune 1000 companies, today reported financial results for its third quarter ended September 30, 2006. The Company reported revenue of $6.0 million, compared to $6.9 million for the third quarter of the prior year. The Company generated net income in the third quarter of $12,500 or $0.01 per diluted share compared to net income of $117,500 or $0.05 per diluted share for the third quarter of the previous year.

For the first nine months of 2006, the Company generated revenue of $18.6 million compared to $19.7 million during the same period of the previous year. Net income for the nine months ended September 30, 2006 was $555,000 or $0.23 per diluted share, which includes net proceeds of $881,000 received by the Company in connection with the release of claims related to the terminated transaction with Vanguard Info-Solution Corporation. This compares to a net loss for the first nine months of 2005 of $(687,000) or $(0.31) per diluted share, which includes costs associated with the terminated transaction of $1.2 million incurred during the first half of the year.

(In 000s except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,

	2006	2005	2006[1]	2005[2]

Revenue	$5,971	$6,858	$18,619	$19,677
Gross Profit	$1,805	$1,900	$5,229	$5,557
Income/(Loss) from Operations	$4	$133	$547	$(667)
Net Income/(Loss)	$12	$118	$555	$(687)
EPS per share – basic	$0.01	$0.05	$0.23	$(0.31)
EPS per share – diluted	$0.01	$0.05	$0.23	$(0.31)

1)	Includes net proceeds of $881,000 received by the Company in connection with the release of claims relating to the terminated transaction with Vanguard Info-Solution Corporation.
2)	Includes costs associated with the terminated transaction of $1,162,000.

The Company’s gross profit margin for the third quarter 2006 was 30.2 percent, which compares to 27.7 percent for the third quarter 2005. Selling, general and administrative (SG&A) costs were $1.8 million or $41,000 higher than the prior year third quarter period.

For the first nine months of 2006, the Company’s gross profit margin was 28.1 percent compared to 28.2 percent for the previous year period. SG&A was $4.6 million for the first nine months of 2006, which was reduced by $881,000 in net proceeds in connection with the release of claims, compared to $6.1 million for the same period in 2005, which includes $1.2 million of costs associated with the terminated transaction. Excluding these transaction related items, SG&A increased by $552,000 primarily due to additional sales and marketing personnel and an increase in other professional fees.

Shmuel BenTov, TACT’s president and CEO, commented, “We continue to concentrate on building pipeline, while closely managing our cost structure. Our in-depth, technology and industry specific knowledge and experience in delivering functionality on time and within budget, reinforces the efforts of our expanded sales force who are working diligently to market TACT’s value added solutions and services to its current and new customers.”

Sal Quadrino, TACT’s chief financial officer, added, “TACT closed the 2006 third quarter with $2.8 million or $1.18 per share in cash and cash equivalents, which is an increase of $525,000 from the level at the end of the previous quarter. TACT’s current ratio increased to 3.3 from 3.0 in the prior quarter. The Company’s book value as of September 30, 2006 was $2.89 per share and the Company had no long-term debt.”

TACT has scheduled a conference call to present its third quarter financial results today at 11:00 a.m. (EST). Interested parties may access the conference call by dialing 800-745-2189 and providing the following reservation number: 21308694. The live conference call and a replay of the conference call in its entirety will be available via the Internet through MarketWire at www.visualwebcaster.com/event.asp?id=36592. A copy of this press release is also available at the Company’s website at http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=TACX&script=400

About TACT

TACT has built a reputation for cutting-edge IT Solutions that is exemplified by its impressive roster of Fortune 1000 customers. TACT focuses on a business-oriented, value-added approach to its end-to-end IT Services and Business Process Outsourcing solutions. For over 20 years, TACT has provided complete project life-cycle services in the areas of Business Intelligence, Custom Application Development, Strategic Sourcing, Support and Maintenance, Data Supply Chain, Collaboration, Quality Assurance, Project Portfolio Management, and other specific vertical solutions. TACT has offices in New York City, Clark, New Jersey, and Bangalore, India. More information about TACT(R) can be found at its web site at http://www.tact.com

“Safe Harbor” Statements under the Private Securities Litigation Reform Act of 1995: Statements made in this press release which are not historical facts, including those that refer to TACT plans, beliefs and intentions, are “forward-looking statements” that involve risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from the forward-looking statements, and include, but are not limited to, TACT’s ability to scale its existing and any new businesses. For a more complete description of the risks that apply to TACT’s business, please refer to the Company’s filings with the Securities and Exchange Commission. The Company’s actual results may differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under Risk Factors and elsewhere in the Company’s Annual Report on Form 10-K with the Securities and Exchange Commission on March 29, 2006.

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THE A CONSULTING TEAM, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2006	2005

	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$2,818,097	$2,156,867
Accounts receivable- less allowance for doubtful accounts of $250,690 at September 30, 2006, and $320,804 at December 31, 2005	3,916,645	3,918,371
Unbilled receivables	416,634	434,563
Prepaid expenses and other current assets	91,233	160,413

Total current assets	7,242,609	6,670,214
Investment, net	87,059	87,059
Property and equipment, net	466,472	480,845
Goodwill	1,140,964	1,140,964
Deposits and other assets	105,561	114,363

Total assets	$9,042,665	$8,493,445

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$1,786,728	$1,764,647
Capital lease obligation	290,517	290,517
Deferred revenue	89,950	220,005
Current portion of long-term debt	2,506	13,479

Total current liabilities	2,169,701	2,288,648

Shareholders' equity:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued and outstanding as of September 30, 2006, and December 31, 2005.	—	—

Common stock, $.01 par value; 30,000,000 shares authorized; 2,382,301 issued and outstanding as of September 30, 2006; 2,361,333 issued and outstanding as of December 31, 2005.	23,823	23,614
Paid-in capital	34,575,643	34,462,262
Accumulated other comprehensive loss – foreign currency translation	(3,322)	(2,927)
Accumulated deficit	(27,723,180)	(28,278,152)

Total shareholders' equity	6,872,964	6,204,797

Total liabilities and shareholders' equity	$9,042,665	$8,493,445

THE A CONSULTING TEAM, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine Months Ended		Three Months Ended
	September 30,		September 30,

	2006	2005	2006	2005

	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues	$18,619,173	$19,677,024	$5,970,680	$6,857,858
Cost of revenues	13,389,843	14,119,610	4,166,012	4,957,988

Gross profit	5,229,330	5,557,414	1,804,668	1,899,870
Operating expenses:
Selling, general & administrative	4,570,614	6,061,442	1,766,374	1,725,161
Depreciation & amortization	112,176	162,912	34,694	41,448

	4,682,790	6,224,354	1,801,068	1,766,609

Income/(Loss) from operations	546,540	(666,940)	3,600	133,261
Other income(expense):
Interest income/(expense) net	34,683	(3,428)	17,623	(9,062)

	34,683	(3,428)	17,623	(9,062)

Income/(Loss) before income taxes	581,223	(670,368)	21,223	124,199
Provision for income taxes	26,251	16,988	8,751	6,692

Net income/(loss)	554,972	(687,356)	12,472	117,507
Other comprehensive (loss)/ income
foreign currency adjustment	(395)	—	4,091	—

Comprehensive income/(loss)	$554,577	$(687,356)	$16,563	$117,507

Net income/(loss) per share
Basic	$0.23	$(0.31)	$0.01	$0.05

Diluted	$0.23	$(0.31)	$0.01	$0.05